SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2013

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646		61-1430858
(Commission File Number)		(IRS Employer Identification No.)

26462 CORPORATE AVENUE, HAYWARD, CA		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 576-4400

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On February 15, 2013, Ultra Clean Holdings, Inc. (the “Company”) entered into an Amendment and Waiver Agreement (the “Amendment”) among the Company, certain of the Company’s subsidiaries (such subsidiaries, together with the Company, the “Borrowers”), Silicon Valley Bank (“SVB”) and the several other banks and financial institutions or entities party thereto (together, the “Other Lenders”), in order to amend that certain Credit Agreement (the “Credit Agreement”) dated July 3, 2012 by and among the Borrowers, SVB and the Other Lenders.

Under the Amendment, SVB and the Other Lenders waived our non-compliance with the minimum consolidated fixed charge coverage ratio, maximum consolidated leverage ratio and minimum domestic cash balance covenants (each as defined in the Credit Agreement) for the measurement periods ending in November and December 2012. In addition, the Amendment amended and restated each of these financial covenants. The amended and restated covenants are set forth below.

•	The Company must maintain a minimum consolidated fixed charge coverage ratio (as defined in the Credit Agreement, as amended), measured over the preceding four fiscal quarters, as follows:

Four Fiscal Quarter Period Ending on or about	Consolidated Fixed Charge Coverage Ratio
September 26, 2014	1.10 to 1.00
December 26, 2014	1.10 to 1.00
March 27, 2015 and thereafter	1.25 to 1.00

•	The Company must maintain a maximum consolidated leverage ratio (as defined in the Credit Agreement, as amended), measured over the preceding four fiscal quarters as follows:

Fiscal quarter ending	Consolidated Leverage Ratio
September 26, 2014	4.00 to 1.00
December 26, 2014	3.75 to 1.00
March 27, 2015	3.75 to 1.00
June 26, 2015	3.75 to 1.00
September 25, 2015	3.75 to 1.00
December 25, 2015, and thereafter	3.25 to 1.00

•
The Company must maintain minimum domestic cash (as defined in the Credit Agreement, as amended) of $15.0 million as of the last day of any fiscal quarter and $10.0 million as of the last day of any other fiscal month, from January 25, 2013 and thereafter.

In addition, the Amendment added certain financial covenants to the Credit Agreement, as set forth below.

•	The Company must maintain a minimum consolidated quick ratio (as defined in the Credit Agreement, as amended) of 1.10 to 1.00 as of the end of each fiscal month, from January 25, 2013 and thereafter.

•	The Company must maintain minimum consolidated adjusted EBITDA (as defined in the Credit Agreement, as amended), measured over the preceding two quarters as follows:

Two Fiscal Quarter Period Ending on or about	Minimum Consolidated Adjusted EBITDA
December 28, 2012	$3,500,000
March 29, 2013	$2,500,000
June 28, 2013	$3,000,000
September 27, 2013	$4,000,000
December 27, 2013	$6,000,000
March 28, 2014	$7,000,000
June 27, 2014 and thereafter	$8,000,000

The Amendment also amended and restated the definition of “Liquidity Event” contained in the Credit Agreement to mean any instance in which the Company’s consolidated quick ratio is equal to or less than 1.20 to 1.00 as of the last day of any fiscal month.

The foregoing description of the amendment is not complete and is qualified in its entirety by reference to the full Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Exhibit Description

10.1	Amendment and Waiver Agreement among the Company, certain of the Company’s subsidiaries, Silicon Valley Bank and the several other banks and financial institutions or entities party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	February 22, 2013	By:	/s/ Kevin C. Eichler
			Name:	Kevin C. Eichler
			Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amendment and Waiver Agreement among the Company, certain of the Company’s subsidiaries, Silicon Valley Bank and the several other banks and financial institutions or entities party thereto.